Collective Brands Reports 2011 First Quarter Financial Results

TOPEKA, KS -- (Marketwire - May 24, 2011) - Collective Brands, Inc. (NYSE: PSS) today reported financial results for its 2011 first quarter ended April 30, 2011. The first quarter 2011 net earnings attributable to Collective Brands, Inc. were $26.4 million, or $0.42 per share, compared to $54.2 million, or $0.83 per share, in the first quarter of 2010.

Collective Brands' first quarter 2011 net sales decreased 1.1% to $869.0 million. This was driven by the Company's 7.4% comparable store sales(1) decline, largely offset by sales growth of 22.5% in the Performance + Lifestyle Group ("PLG") Wholesale segment.

Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA")(2) were $75.0 million compared to $115.2 million the prior year, a decrease of 34.9%.

"We had a challenging first quarter driven by increasingly unfavorable economic conditions affecting mass market consumers as well as unseasonably cold weather. These factors unfavorably affected Payless stores in North America leading to lower customer traffic and sales. We are taking actions to provide better value to customers in light of these economic conditions. As a result, the second quarter is off to a better start," said Matthew E. Rubel, Chairman, Chief Executive Officer and President of Collective Brands, Inc. "Other components of our hybrid business model continued to deliver strong results in the first quarter including PLG Wholesale, Payless Latin America, and franchising operations."

Consolidated Quarterly Results - Selected unaudited financial data (dollars in millions, except per share data) for the 13 weeks ended April 30, 2011 and May 1, 2010:

                                          1st Qtr     1st Qtr
                                           2011        2010       Change
                                        ----------  ----------  ----------
Net sales                               $    869.0  $    878.8  $     (9.8)
Gross margin                                  35.7%       38.3%  (260) bps
Selling, general & administrative
 (SG&A) expense ratio                         30.8%       29.0%    180 bps
Net earnings attributable to Collective
 Brands, Inc.                           $     26.4  $     54.2  $    (27.8)
Diluted earnings per share              $     0.42  $     0.83  $    (0.41)

--  Net sales for the quarter decreased due to Payless declines in North
    America offset in part by growth at PLG.  The impact of higher gas and food prices on some of the Payless customer base as well as unfavorable weather in the northern tier of North America negatively impacted sales. Contributions from PLG Wholesale, Payless in Latin America, and
    Sperry retail stores helped offset most of the decline.

--  The gross margin rate decreased due principally to lower sales, the impact of previously anticipated higher product costs, and a greater mix of wholesale sales which generate lower gross margins than retail.

--  SG&A ratio rose driven by expense deleverage at Payless, partially offset by expense leverage at PLG.

Inventory at the end of the quarter was $575.9 million, up 23.2%. The higher inventory level was driven by higher product costs, as anticipated, additional accessories and footwear units, and a greater mix of higher-cost footwear at Payless and PLG.

Collective Brands repurchased 53,000 shares of its stock on the open market for $1.1 million during the first quarter.

During the first quarter, the Company added 14 new stores (11 Payless and 3 PLG), closed 17 stores (14 Payless and 3 PLG), and relocated 7 stores (6 Payless and 1 PLG).

Wholly-Owned and Joint Venture Store        Apr. 30,   Jan. 29,     May 1,
 Counts                                       2011       2011       2010
                                           ---------- ---------- ----------
Payless ShoeSource                              4,458      4,461      4,476
Performance + Lifestyle Group                     383        383        376
                                           ---------- ---------- ----------
Total Stores                                    4,841      4,844      4,852
                                           ========== ========== ==========

The Company also franchised stores in 13 countries and territories at the end of 2011.

                                            Apr. 30,   Jan. 29,     May 1,
Franchise Store Counts                        2011       2011       2010
                                           ---------- ---------- ----------
Payless ShoeSource                                 79         62         13
Stride Rite                                        10          8          0
                                           ---------- ---------- ----------
Total Stores                                       89         70         13
                                           ========== ========== ==========

Quarterly Segment Results (dollars in millions)

                                  2011       2010    $ Change   % Change
                               ---------- ---------- ---------  ---------
NET SALES
  Payless Domestic             $    498.4 $    546.6 $   (48.2)      (8.8%)
  Payless International              97.5      100.0      (2.5)      (2.5%)
  PLG Wholesale                     212.5      173.4      39.1       22.5%
  PLG Retail                         60.6       58.8       1.8        3.1%
                               ---------- ---------- ---------  ---------
TOTAL                          $    869.0 $    878.8 $    (9.8)      (1.1%)
                               ========== ========== =========  =========

                                  2011       2010    $ Change   % Change
                               ---------- ---------- ---------  ---------
OPERATING PROFIT
  Payless Domestic             $     13.0 $     49.3 $   (36.3)     (73.6%)
  Payless International               3.0        7.1      (4.1)     (57.7%)
  PLG Wholesale                      25.3       23.3       2.0        8.6%
  PLG Retail                          1.1        1.9      (0.8)     (42.1%)
                               ---------- ---------- ---------  ---------
TOTAL                          $     42.4 $     81.6 $   (39.2)     (48.0%)
                               ========== ========== =========  =========

                                  2011       2010      Change
                               ---------  ---------  ----------
OPERATING MARGIN
  Payless Domestic                   2.6%       9.0%  (640) bps
  Payless International              3.1%       7.1%  (400) bps
  PLG Wholesale                     11.9%      13.4%  (150) bps
  PLG Retail                         1.8%       3.2%  (140) bps
                               ---------  ---------  ----------
TOTAL                                4.9%       9.3%  (440) bps
                               =========  =========  ==========

--  Payless Domestic - Net sales were down due to a comparable store sales decrease of 8.3%, driven by the economic and weather considerations, as well as operating 43 fewer stores.  From a category perspective, the sales declines were primarily in sandals and children's offset in part by gains in fitness and women's casuals. Operating profit decreased due principally to the sales decline and higher product costs.

--  Payless International - Significant comparable store sales gains in
    Latin America and 25 net new stores were more than offset by a sales decline in Canada leading to an overall comparable store sales decline of 5.1%. Unfavorable weather in Canada drove the segment's sales decline. Operating profit decreased due to the sales decline in Canada.

--  PLG Wholesale - Net sales increased both domestically and internationally with global gains in all four brands led by Sperry
    Top-Sider and Saucony. Operating profit increased due to higher sales partially offset by higher product costs and a less favorable channel mix.

--  PLG Retail - Net sales increased driven by seven more stores offset in part by a 2.8% comparable store sales decrease. Operating profit declined due primarily to higher product costs.

Outlook for Collective Brands

--  The 2011 effective tax rate is expected to be 17% to 18% excluding discrete events.

--  Depreciation and amortization for 2011 is expected to total approximately $135 million.

--  Capital expenditures are expected to total approximately $105 million in 2011.

--  Year-end 2011 retail store count is expected to decrease by approximately 30 stores, as Payless and Stride Rite domestic closings more than offset openings in Payless International and Sperry.

                                      Open      Close     Change
                                   ---------- ---------- ---------
       Payless

         Payless Domestic                  15         65       (50)

         Payless International             25         10        15
                                   ---------- ---------- ---------
       Payless Total                       40         75       (35)

       PLG (Stride Rite, Sperry)           20         15         5
                                   ---------- ---------- ---------
       Collective Brands Total             60         90       (30)
                                   ========== ========== =========

    In addition, franchise locations are expected to total over 140 in 15 countries and territories by year-end.

--  As a result of its backlog of $196 million for delivery in second quarter 2011, which increased 39% year-over-year, PLG Wholesale sales in the second quarter of 2011 are expected to increase approximately
    20% over second quarter 2010.

Notes to Financial Data

(1) Comparable store sales include Payless stores from all regions and PLG stores. The calculation excludes franchised stores.

(2) This release contains certain non-GAAP financial measures. These measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help explain underlying performance trends in Collective Brands' business and provide useful information to both management and investors. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Please see the reconciliations of the non-GAAP financial measures after the condensed consolidated statements of cash flows. The measures used in this release are as follows:

Adjusted EBITDA - Defined as earnings before interest (including loss on early extinguishment of debt), taxes, depreciation and amortization. EBITDA provides useful information about the Company's operations because it eliminates the effect of invested capital on the Company's operating profit.

About Collective Brands and Forward-Looking Statements

Collective Brands, Inc. is a leader in bringing compelling lifestyle, fashion and performance brands for footwear and related accessories to consumers worldwide. Collective Brands, Inc. is the holding company for Payless ShoeSource, Collective Brands Performance + Lifestyle Group, and Collective Licensing International. Payless ShoeSource is the largest specialty family footwear retailer in the Western Hemisphere. It is dedicated to democratizing fashion and design in footwear and accessories and inspiring fun, fashion possibilities for the family at a great value. The Collective Brands Performance + Lifestyle Group markets lifestyle and performance branded footwear for children and adults sold primarily through wholesale and retail under well-known brand names including Stride Rite, Saucony, Sperry Top-Sider, Keds, and Robeez. Collective Licensing International is a leading youth lifestyle marketing and global licensing business. Information about, and links for shopping at, each of Collective Brands' units can be found at www.collectivebrands.com.

This release contains forward-looking statements. The statements in this news release regarding the business outlook, expected performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The word "expected" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to forward-looking statements, management has made assumptions regarding, among other things, customer spending patterns, weather, pricing, operating costs, the timing of various events and the economic and regulatory environment. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance, and results of Collective Brands' business include, but are not limited to: the impact of competition and pricing; changes in consumer preferences and spending patterns; general economic, business and social conditions in the countries where Collective Brands sources products, supplies or has or intends to open stores; changes in weather patterns; the inability to renew material leases, licenses, or contracts upon their expiration; the ability to identify and negotiate leases for new locations on acceptable terms or to terminate unwanted leases on acceptable terms; the financial condition of suppliers; changes in existing or potential duties, tariffs or quotas, and the application thereof; changes in relationships between the U.S. and foreign countries as well as between foreign countries; economic and political instability in foreign countries, or restrictive actions by the governments of foreign countries in which suppliers and manufacturers from whom the Company sources are located or in which the Company does business; changes in trade, intellectual property, customs and/or tax laws; fluctuations in currency exchange rates, (e.g. yuan, Canadian dollar, euro); the ability to hire, train and retain associates; performance of other parties in strategic alliances; outcomes of intellectual property, employment litigation, and class actions; the ability to comply with local laws in foreign countries; our ability to maintain and upgrade information systems; threats or acts of terrorism or war; strikes, work stoppages and/or slowdowns by unions that play a significant role in the manufacture, distribution or sale of product; changes in commodity prices such as oil; and other risks referenced from time to time in filings of ours with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended January 29, 2011 in Part I, Item 1A, "Risk Factors". Collective Brands believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. Collective Brands is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Collective Brands does not undertake any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The unaudited condensed consolidated statements of earnings, balance sheets and statements of cash flows have been prepared in accordance with the Company's accounting policies as described in the Company's 2010 Form 10-K, on file with the Securities and Exchange Commission, are subject to reclassification and adjustments, and should be read in conjunction with the 2010 Annual Report to Shareowners. In the opinion of management, this information is fairly presented and all adjustments (consisting only of normal recurring adjustments) necessary for a fair statement of the results for the interim periods have been included.

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
                                (UNAUDITED)

(dollars and shares in millions, except per
 share data)                                          13 Weeks Ended
                                                --------------------------
                                                  April 30,      May 1,
                                                    2011          2010
                                                ------------  ------------
Net sales                                       $      869.0  $      878.8

Cost of sales                                          559.1         542.1
                                                ------------  ------------

Gross margin                                           309.9         336.7

Selling, general and administrative expenses           267.5         255.1
                                                ------------  ------------

Operating profit                                        42.4          81.6

Interest expense                                        10.9          13.4

Interest income                                         (0.1)         (0.2)

Loss on early extinguishment of debt                       -           0.8
                                                ------------  ------------

Net earnings before income taxes                        31.6          67.6

Provision for income taxes                               3.4          11.6
                                                ------------  ------------

Net earnings                                            28.2          56.0

Net earnings attributable to noncontrolling
 interests                                              (1.8)         (1.8)
                                                ------------  ------------

Net earnings attributable to Collective Brands,
 Inc.                                           $       26.4  $       54.2
                                                ============  ============

Earnings per share attributable to Collective
 Brands, Inc. common shareholders:
 Basic                                          $       0.43  $       0.84
 Diluted                                        $       0.42  $       0.83

Weighted average shares outstanding:
 Basic                                                  60.7          63.4
 Diluted                                                61.7          64.6

                          COLLECTIVE BRANDS, INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                (UNAUDITED)

                                                  April 30,      May 1,
(dollars in millions)                               2011          2010
                                                ------------  ------------
ASSETS:

Current assets:
    Cash and cash equivalents                   $      270.4  $      352.4
    Accounts receivable, net                           146.4         116.6
    Inventories                                        575.9         467.4
    Deferred income taxes                               30.3          38.3
    Prepaid expenses                                    61.1          61.3
    Other current assets                                20.1          19.8
                                                ------------  ------------
Total current assets                                 1,104.2       1,055.8

Property and Equipment:
    Land                                                 6.7           6.9
    Property, buildings and equipment                1,458.8       1,421.0
    Accumulated depreciation and amortization       (1,042.0)       (975.6)
                                                ------------  ------------
    Property and equipment, net                        423.5         452.3

Intangible assets, net                                 425.0         441.2
Goodwill                                               279.8         279.8
Deferred income taxes                                   10.5           7.2
Other assets                                            40.6          43.9
                                                ------------  ------------

TOTAL ASSETS                                    $    2,283.6  $    2,280.2
                                                ============  ============

LIABILITIES AND EQUITY:

Current liabilities:
    Current maturities of long-term debt        $        5.1  $        6.1
    Accounts payable                                   295.2         225.3
    Accrued expenses                                   158.2         161.0
                                                ------------  ------------
Total current liabilities                              458.5         392.4

Long-term debt                                         658.2         763.6
Deferred income taxes                                   65.4          65.2
Other liabilities                                      211.9         226.2

Equity:
    Collective Brands, Inc. shareowners' equity        859.0         802.9
    Noncontrolling interests                            30.6          29.9
                                                ------------  ------------

Total equity                                           889.6         832.8
                                                ------------  ------------

TOTAL LIABILITIES AND EQUITY                    $    2,283.6  $    2,280.2
                                                ============  ============

                          COLLECTIVE BRANDS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)

                                                      13 Weeks Ended
                                                --------------------------
                                                  April 30,      May 1,
(dollars in millions)                               2011          2010
                                                ------------  ------------
OPERATING ACTIVITIES:
Net earnings                                    $       28.2  $       56.0
Adjustments for non-cash items included in net
 earnings:
  Loss on impairment and disposal of assets              2.2           1.0
  Depreciation and amortization                         33.2          34.3
  Provision for losses on accounts receivable            0.2           0.6
  Share-based compensation expense                       3.5           4.8
  Deferred income taxes                                 (0.7)          1.9
  Loss on early extinguishment of debt                     -           0.8
Changes in working capital:
  Accounts Receivable                                  (30.3)        (21.6)
  Inventories                                          (41.2)        (23.0)
  Prepaid expenses and other current assets             (4.0)        (11.4)
  Accounts payable                                      (3.4)         32.1
  Accrued expenses                                     (25.4)        (19.5)
Changes in other assets and liabilities, net            (3.6)         (2.8)
                                                ------------  ------------

Cash flow (used in) provided by operating
 activities                                            (41.3)         53.2
                                                ------------  ------------

INVESTING ACTIVITIES:
Capital expenditures                                   (10.8)        (19.8)
                                                ------------  ------------

Cash flow used in investing activities                 (10.8)        (19.8)
                                                ------------  ------------

FINANCING ACTIVITIES:
Repayment of debt                                       (1.3)        (79.7)
Issuances of common stock                                1.7           7.8
Purchases of common stock                               (4.4)         (4.5)
Contributions by noncontrolling interests                  -           0.7
Distribution to noncontrolling interests                (3.0)         (2.0)
                                                ------------  ------------

Cash flow used in financing activities                  (7.0)        (77.7)
                                                ------------  ------------

Effect of exchange rate changes on cash                  5.4           3.2

Decrease in cash and cash equivalents                  (53.7)        (41.1)

Cash and cash equivalents, beginning of year           324.1         393.5
                                                ------------  ------------
Cash and cash equivalents, end of period        $      270.4  $      352.4
                                                ============  ============

                          COLLECTIVE BRANDS, INC.
      RECONCILIATION OF GAAP NET EARNINGS TO NON-GAAP ADJUSTED EBITDA
                                (UNAUDITED)

(dollars in millions)
                                                  13 weeks       13 weeks
                                                    ended         ended
                                                  April 30,       May 1,
                                                    2011          2010
                                                ------------- -------------
Net earnings                                    $        28.2 $        56.0

Provision for income taxes                                3.4          11.6

Net interest expense (including loss on early
 extinguishment of debt)                                 10.8          14.0

Depreciation and amortization                            32.6          33.6
                                                ------------- -------------

Adjusted EBITDA                                 $        75.0 $       115.2
                                                ============= =============

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